Exhibit 10.26
EXECUTION VERSION
CREDIT SUISSE
Eleven Madison Avenue
New York, NY 10010

RENTECH ENERGY MIDWEST CORPORATION 10877 Wilshire Boulevard, Suite 710 Los Angeles, CA 90024	As of August 11, 2009

RENTECH ENERGY MIDWEST CORPORATION
Waiver and Amendment Letter
Ladies and Gentlemen:
Reference is made to the Amended and Restated Credit Agreement dated as of June 13, 2008, as amended by the First Amendment to Amended and Restated Credit Agreement and Waiver dated as of January 14, 2009 (as in effect on the date hereof, the “Credit Agreement”), among RENTECH ENERGY MIDWEST CORPORATION (the “Borrower”), and Rentech, Inc. (“Holdings”), the lenders from time to time party thereto and Credit Suisse, Cayman Islands Branch (“Credit Suisse” or the “Agents”), as Administrative Agent and Collateral Agent. Each capitalized term used but not defined in this waiver and amendment letter (this “Waiver Letter”) shall have the meaning assigned to it in the Credit Agreement.
As of the date hereof, each of the Lenders hereby waives Section 6.09(b)(i)(B) of the Credit Agreement solely in order to allow Holdings to effect any exchange under Section 3(a)(9) of the Securities Act of 1933 of its outstanding 4.00% Senior Convertible Notes due 2013 (the “Notes”) for shares (the “Exchange Shares”) of its common stock, par value $0.01 per share (the “Common Stock”)(all such exchange transactions being referred to collectively as the “Exchange”) pursuant to the following terms and conditions:
(i)
the discount of the Exchange Shares issued in such exchange transaction to the Trading Price (as hereinafter defined) of the Common Stock shall be less than the discount of the Notes being exchanged to the face amount of such Notes. “Trading Price” shall mean the volume-weighted average sales price for the Common Stock on the NYSE AMEX LLC, New York Stock Exchange, NASDAQ Capital Market, NASDAQ Global Market, NASDAQ Global Select Market or other market or exchange on which the Common Stock is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Borrower and reasonably acceptable to the Administrative Agent if Bloomberg Financial Markets is not then reporting sales prices of such security) for the ten (10) consecutive trading days immediately preceding (but not including) the date of such exchange transaction; and

(ii)
the consummation of each exchange transaction shall comply in all material respects with all applicable requirements of law, including without limitation the Securities Act of 1933 and the Securities Exchange Act of 1934, and the rules and regulations thereunder; and

(iii)	the aggregate amount up to 50,000,000 shares of Common Stock for the Exchange shall not be exceeded; and
(iv)
theAdministrative Agent shall receive final executed copies of the exchange offer documents and other transaction documents pertaining to each exchange transaction (the “Exchange Documents”) accompanied by a certificate, in a form satisfactory to the Administrative Agent, dated the date of the Exchange Documents and signed by a Financial Officer of Holdings, certifying compliance by such Exchange Documents with the terms and conditions set forth in paragraphs (i) through (iii) above.
As of the date hereof, Schedule 3.17 to the Credit Agreement is hereby amended by adding the environmental matters set forth in the attached Schedule 3.17.
Each of Holdings and the Borrower hereby represents and warrants to the Lenders and the Agents that after giving effect to this Waiver Letter, (a) all representations and warranties set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects as if made again on and as of such date (except those, if any, which by their terms specifically relate only to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), (b) no Default or Event of Default has occurred and is continuing, and (c) the Credit Agreement and all other Loan Documents are and remain legal, valid, binding and enforceable obligations of the Loan Parties in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).
All representations and warranties made in this Waiver Letter or any other Loan Document shall survive the execution and delivery of this Waiver Letter, and no investigation by any Agent or any Lender shall affect the representations and warranties or the right of the Agents and the Lenders to rely upon them.
THIS WAIVER LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
This Waiver Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver Letter by telecopier or electronic transmission shall be effective as delivery of a manually executed counterpart of this Waiver Letter.
This Waiver Letter relates only to the specific matters expressly covered herein, shall not be considered to be a waiver (except as expressly covered herein) of any rights or remedies any Agent or Lender may have under the Credit Agreement or under any other Loan Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Agent or Lender to grant any similar or other waivers or execute any amendments under the same or similar or other circumstances in the future.
This Waiver Letter shall constitute a Loan Document under the Credit Agreement and is subject to the indemnification and expense reimbursement provisions set forth in Section 9.05 of the Credit Agreement, including all reasonable fees and expenses incurred in relation to this Waiver Letter by Administrative Agent and Proskauer Rose LLP, and, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower. Notwithstanding any other provisions of the Credit Agreement or this Waiver Letter, no indemnified person shall be liable for any indirect, special, punitive or consequential damages in connection with its activities related to this Waiver Letter.
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Very truly yours,

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent

By:	/s/ Vanessa Gomez
Name: Vanessa Gomez
Title: Director

By:	/s/ John D. Toronto
Name: John D. Toronto
Title: Director

CREDIT SUISSE LOAN FUNDING LLC, as Lender

By:	/s/ Robert Franz
Name: Robert Franz
Title: Managing Director

By:	/s/ Kenneth Hoffman
Name: Kenneth Hoffman
Title: Managing Director

BLT II LLC, as Lender

By:	/s/ Gil Golan
Name: Gil Golan
Title: Authorized Signatory

SOLUS CORE OPPORTUNITY MASTER FUND LTD., as Lender

By:	/s/ Chris Bondy
Name: Chris Bondy
Title: Attorney in Fact
[Signature Pages to Waiver Letter]

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Lender

By:	/s/ Robert Healey
Name: Robert Healey
Title: Director

By:	/s/ Michael Wotanowski
Name: Michael Wotanowski
Title: Director
[Signature Pages to Waiver Letter]

Acknowledged, agreed and accepted:

RENTECH ENERGY MIDWEST CORPORATION, as Borrower

By:	/s/ Dan J. Cohrs
Name: Dan J. Cohrs
Title: Vice President & Treasurer

RENTECH, INC., as Holdings

By:	/s/ Dan J. Cohrs
Name: Dan J. Cohrs
Title: Executive Vice President & CFO
[Signature Pages to Waiver Letter]